                                                                 EXHIBIT 8(a)


[ML LIFE INSURANCE COMPANY OF NEW YORK]




                                    CONSENT




I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through ML of New York Variable Life Separate Account II of ML Life Insurance Company of New York (File No. 33-61670).



                      /s/ Barry G. Skolnick
                      ----------------------------------------
                      Barry G. Skolnick, Esq.
                      Senior Vice President and General Counsel




April 23, 1997